 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2007

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

4218 West Linebaugh Ave.
Tampa, FL 33624
(Address of principal executive offices) (zip code)

(813) 885-5998
(Registrant's telephone number, including area code)

4902 Eisenhower Blvd., Suite 185
Tampa, FL 33634
 (Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Private Placement

On October 18, 2007, OmniReliant Holdings, Inc. (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with Vicis Capital Master Fund (“Vicis”) and Dynamic Decisions Strategic Opportunities (“Dynamic Decisions”) pursuant to which Vicis and Dynamic Decisions purchased 6,000,000 and 400,000, shares of our series C convertible preferred stock (“Series C Preferred Stock”), respectively for an aggregate purchase price of $6,400,000. In connection with the purchase of the Series C Preferred Stock, Vicis and Dynamic Decisions received an aggregate amount of 16,000,000 and 1,066,668 common stock purchase warrants, respectively. Vicis and Dynamic Decisions received a Series C-1 warrant to purchase 8,000,000 and 533,334 shares of common stock, respectively, at an exercise price of $1.50 (the “C-1 Warrant”) as well as a Series C-2 warrant to purchase 8,000,000 and 533,334 shares of common stock, respectively, at an exercise price of $2.00 (the “C-2 Warrant”). The C-1 Warrant shall be valid for five years from the date of issuance and the C-2 Warrant shall be valid for ten years from the date of issuance.

The Series C Preferred Stock has a conversion price of $0.75 and is convertible into an aggregate amount of 8,000,000 and 533,334 shares of common stock, respectively. The Series C Preferred stock does not pay annual dividends but each holder of Series C Preferred Stock shall have the right to such number of votes equal to the number of shares of common stock that the Series C Preferred Stock shall be converted into.

In addition, the Company, Vicis and Dynamic Decisions have entered into an amended registration rights agreement pursuant to which if at any time after the date of the agreement the Company shall decide to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each holder a written notice of such determination and, if within fifteen days after the date of such notice, any such holder shall so request in writing, the Company shall include in such registration statement, all or any part of such Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) such holders request to be registered.

Furthermore, pursuant to the terms of the Purchase Agreements, Vicis and Dynamic Decisions exchanged their 3,000 shares of series A preferred stock and 600 shares of series B preferred stock, respectively, for 3,285,354 and 624,210 shares of Series C Preferred Stock, respectively. In connection with the Purchase Agreements, Vicis and Dynamic Decisions received a Series C-1 Warrant to purchase 4,380,472 and 832,280 shares of common stock, respectively and a series C-2 Warrant to purchase 4,380,472 and 832,280 and shares of common stock, respectively. The Series C-1 Warrant and the Series C-2 Warrant shall have an exercise price of $1.50 and $2.00, respectively, and shall be valid for five year and ten years from the date of issuance, respectively.

The conversion price of the Series C Preferred Stock and the exercise price of the Series C-1 and C-2 Warrants are subject to adjustment in certain instances, including the issuance by the Company of securities with a lower conversion or exercise price.

Vicis and Dynamic Decisions have contractually agreed to restrict their ability to convert the Series C Preferred Stock and exercise the Series C-1 and Series C-2 Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Midtown Partners & Co., LLC, which served as the Company’s placement agent in connection with the Purchase Agreements, received aggregate placement agent fees of approximately $340,000, as well as the following common stock purchase warrants: (a) series BD-7 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of seventy-five cents ($0.75) per share, and (b) series BD-8 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of one dollar and fifty cents ($1.50) per share and (c) series BD-9 common stock purchase warrants entitling Midtown Partners to purchase 853,333 shares of the Company's common stock at an exercise price of two dollars ($2.00) per share. The Series BD warrants have a term of ten years. Midtown Partners & Co., LLC is a FINRA registered broker-dealer.

The Company claims an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the investors are accredited investors and/or qualified institutional buyers, the investors had access to information about the Company and their investment, the investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ResponzeTV Subscription Agreement

On October 19, 2007, we entered into a subscription agreement with ResponzeTV PLC (“ResponzeTV”) (the “Subscription Agreement”) pursuant to which we purchased 8,500,000 ordinary shares of ResponzeTV and received warrants to purchase 17,000,000 ordinary shares of ResponzeTV for an aggregate purchase price of US$5,100,000. The warrants are to be issued in the following manner: (i) a warrant to purchase 8,500,000 common shares with an exercise price of 37p, (ii) a warrant to purchase 4,250,000 common shares with an exercise price of 50p and (iii) 4,250,000 common shares with an exercise price of 100p. Each warrant shall have a term of five years from the date of issuance. Kevin Harrington and Tim Harrington, who are directors of the Company, are officers and directors of ResponzeTV.

Midtown Partners & Co., LLC, which served as the Company’s placement agent in connection with the Subscription Agreement, received aggregate placement agent fees of US$50,000, as well as 500,000 ordinary shares of ResponzeTV. Midtown Partners & Co., LLC is a FINRA registered broker-dealer.

KHL Holdings

On October 19, 2007, our wholly-owned subsidiary OmniReliant Corp. (“ORC”) entered into and closed a share exchange agreement with ResponzeTV (the “Exchange Agreement”). Pursuant to the terms of the Exchange Agreement, ResponzeTV acquired all of the issued and outstanding shares of capital stock of KHL Holdings, Inc., a newly formed Florida corporation and wholly-owned subsidiary of ORC (“KHL”), in exchange for 9,500,000 ordinary shares of stock of ResponzeTV. On October 12, 2007, ORC entered into an exclusive sublicense agreement with KHL, pursuant to which ORC granted KHL the exclusive right and license to our rights to use the Kathy Hilton Trademark and to sell products bearing the Kathy Hilton Trademark exclusive of fragrance. The initial term of this sublicense agreement shall terminate on June 30, 2012. ORC shall have the option to renew this Agreement for an additional five year period. Kevin Harrington and Tim Harrington, who are directors of the Company, are officers and directors of ResponzeTV.

Item 3.02 Unregistered Sale of Equity Securities

See description under Item 1.01 “Private Placement”

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation for the Series C Convertible Preferred Stock
4.1	Form of Series C-1 Common Stock Purchase Warrant
4.2	Form of Series C-2 Common Stock Purchase Warrant
99.1	Securities Purchase Agreement, dated October 18, 2007, by and between OmniReliant Holdings, Inc. and Vicis Capital Master Fund
99.2	Securities Purchase Agreement, dated October 18, 2007, by and between OmniReliant Holdings, Inc. and Dynamic Decisions Strategic Opportunities
99.3	Amended and Restated Registration Rights Agreement, dated October 18, 2007, by and among OmniReliant Holdings, Inc., Vicis Capital Master Fund and Dynamic Decisions Strategic Opportunities
99.4	Subscription Agreement, dated October 19, 2007, by and between OmniReliant Corp. and ResponzeTV PLC
99.5	Share Exchange Agreement, dated October 19, 2007 by and between OmniReliant Corp. and ResponzeTV PLC

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: October 24, 2007	By:	/s/ Chris Phillips
Name: Chris Phillips
Title: Interim Chief Executive Officer, Chief Financial Officer